SPECIAL POWER OF ATTORNEY

THE STATE OF NEW JERSEY

COUNTY
OF
UNION

KNOW ALL MEN BY THESE PRESENTS:

THAT I, Robert W.
Pangia,
of 31 Hyde Circle, Watchung, New Jersey, do hereby appoint each of Kent H.
Roberts, Stephen C. Richards, Roger A. Crabb and Jennefer
Koopman, or any
of them acting individually, my true and lawful attorney-in-fact to act in my name, place and stead and on my behalf to do all or any of the following acts, deeds and things, to-wit:

	To
prepare, sign and file Forms 4 and
Forms 5 with the Securities and
Exchange Commission.

This instrument
is to be construed and
interpreted as a special power of attorney, whose scope is limited to that referenced immediately above.

IN WITNESS
WHEREOF, I hereunto
set my hand this 16th day of September, 2002.



/s/ Robert W.
Pangia